INTERACTIVE BROKERS GROUP ANNOUNCES 1Q2021 RESULTS

— — —

DILUTED EARNINGS PER SHARE OF $1.16, ADJUSTED DILUTED EARNINGS PER SHARE1 OF $0.98.
PRETAX INCOME OF $639 MILLION ON $893 MILLION IN NET REVENUES.
ADJUSTED PRETAX INCOME OF $542 MILLION ON $796 MILLION IN ADJUSTED NET REVENUES1.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, April 20, 2021 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, reported diluted earnings per share of $1.16 for the quarter ended March 31, 2021 compared to $0.60 for the same period in 2020, and adjusted diluted earnings per share of $0.98 for this quarter compared to $0.69 for the year-ago quarter.

Net revenues were $893 million and income before income taxes was $639 million for this quarter, compared to net revenues of $532 million and income before income taxes of $308 million for the same period in 2020. Adjusted net revenues were $796 million and adjusted income before income taxes was $542 million for this quarter, compared to adjusted net revenues of $581 million and adjusted income before income taxes of $357 million for the same period in 2020.

Financial Highlights

•	Commission revenue showed strong growth, increasing $143 million, or 53%, from the year-ago quarter on higher customer trading volumes within an active trading environment worldwide.

•
Net interest income increased $49 million, or 19%, from the year-ago quarter on strong securities lending activity, tempered by a decrease in the average Federal Funds effective rate to 0.08% from 1.25% in the year-ago quarter, which reduced earnings on segregated customer cash and margin lending.

•
Other income increased $151 million from the year-ago quarter. This increase was mainly comprised of  $107 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), which swung to a $99 million mark-to-market gain this quarter from a $8 million mark-to-market loss in the same period in 2020; and $47 million related to our currency diversification strategy, which lost $2 million this quarter compared to a loss of $49 million in the same period in 2020.

•
General and administrative expenses increased $22 million from the year-ago quarter, led by $19 million in additional costs for Brexit-related regulatory onboarding to bring our new brokerage operations on line in Europe.

•	72% pretax profit margin for this quarter, up from 58% in the year-ago quarter. 68% adjusted pretax profit margin for this quarter, up from 61% in the year-ago quarter.

•	Total equity of $9.4 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on June 14, 2021 to shareholders of record as of June 1, 2021.

1 See the reconciliation of non-GAAP financial measures starting on page 10.

Business Highlights

•	Customer accounts increased 74% from the year-ago quarter to 1.33 million.
•	Customer equity grew 106% from the year-ago quarter to $330.6 billion.
•	Total DARTs[2] increased 128% from the year-ago quarter to 3.31 million.
•	Cleared DARTs increased 128% from the year-ago quarter to 2.96 million.
•	Customer credits increased 30% from the year-ago quarter to $84.5 billion.
•	Customer margin loans increased 113% from the year-ago quarter to $42.2 billion.

COVID-19 Pandemic

In March 2020, the World Health Organization recognized the outbreak of Coronavirus Disease 2019 (COVID-19) caused by a novel strain of the coronavirus as a pandemic. The pandemic affects all countries in which we operate. The response of governments and societies to the COVID-19 pandemic, which includes temporary closures of certain businesses; social distancing; travel restrictions, “shelter in place” and other governmental regulations; and reduced consumer spending due to job losses, has significantly impacted market volatility and general economic conditions.

The COVID-19 pandemic has precipitated unprecedented market conditions with equally unprecedented social and community challenges. Amid these challenges:

•
The Company is committed to ensuring the highest levels of service to its customers so they can effectively manage their assets, portfolios and risks. The Company’s technical infrastructure has withstood the challenges presented by the extraordinary volatility and increased market volume.

•	The Company can run its business from alternate office locations and/or remotely if a Company office must temporarily close due to the spread of the COVID-19 pandemic.

The initial effects of the COVID-19 pandemic on the Company’s financial results, which may have continued through the first quarter of 2021, can be summarized as follows: (1) higher commission revenue due to increased trading activity and a higher rate of customer accounts opened throughout 2020 and into the first quarter of 2021; and (2) lower net interest income resulting from lower benchmark interest rates. Reduced net interest income on customer cash balances and margin lending was offset in the current quarter by a strong performance in securities lending.

The impact of the COVID-19 pandemic on the Company’s future financial results remains uncertain and currently cannot be quantified, as it depends on numerous evolving factors that currently cannot be accurately predicted, including, but not limited to the duration and spread of the pandemic; its impact on our customers, employees and vendors; governmental actions in response to the pandemic; and the overall impact of the pandemic in the economy and society; among other factors. Any of these events could have a materially adverse effect on the Company’s financial results.

2 Daily average revenue trades (DARTs) are based on customer orders.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $78 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.84%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $2 million) and (2) Other Comprehensive Income (loss of $76 million).

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, April 20, 2021, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 135 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 26, 2021, Best Online Broker Review.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2018	328,099		21,880		18,663		368,642		1,478
2019	302,289	(8%)	26,346	20%	17,136	(8%)	345,771	(6%)	1,380
2020	620,405	105%	56,834	116%	27,039	58%	704,278	104%	2,795

1Q2020	128,564		11,373		4,879		144,816		2,336
1Q2021	273,985	113%	24,079	112%	8,418	73%	306,482	112%	5,024

4Q2020	178,614		17,008		7,455		203,077		3,223
1Q2021	273,985	53%	24,079	42%	8,418	13%	306,482	51%	5,024
CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	408,406		151,762		210,257,186
2019	390,739	(4%)	128,770	(15%)	176,752,967	(16%)
2020	624,035	60%	167,078	30%	338,513,068	92%

1Q2020	138,206		49,204		62,298,036
1Q2021	231,797	68%	40,868	(17%)	308,934,824	396%

4Q2020	170,191		35,295		121,062,599
1Q2021	231,797	36%	40,868	16%	308,934,824	155%
ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	358,852		148,485		198,909,375
2019	349,287	(3%)	126,363	(15%)	167,826,490	(16%)
2020	584,195	67%	164,555	30%	331,263,604	97%

1Q2020	128,842		48,437		59,897,045
1Q2021	221,898	72%	40,361	(17%)	306,165,385	411%

4Q2020	160,953		34,851		119,654,910
1Q2021	221,898	38%	40,361	16%	306,165,385	156%
CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	313,795		146,806		194,012,882
2019	302,068	(4%)	125,225	(15%)	163,030,500	(16%)
2020	518,965	72%	163,101	30%	320,376,365	97%

1Q2020	112,916		47,979		57,653,853
1Q2021	202,583	79%	40,019	(17%)	301,675,030	423%

4Q2020	144,378		34,459		116,538,527
1Q2021	202,583	40%	40,019	16%	301,675,030	159%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	49,554		3,277		11,347,811
2019	41,452	(16%)	2,407	(27%)	8,926,477	(21%)
2020	39,840	(4%)	2,523	5%	7,249,464	(19%)

1Q2020	9,364		767		2,400,991
1Q2021	9,899	6%	507	(34%)	2,769,439	15%

4Q2020	9,238		444		1,407,689
1Q2021	9,899	7%	507	14%	2,769,439	97%

[1]	Includes options on futures.
CUSTOMER STATISTICS
Year over Year	1Q2021	1Q2020	% Change
Total Accounts (in thousands)	1,325	760	74%
Customer Equity (in billions)[1]	$330.6	$160.7	106%

Cleared DARTs (in thousands)	2,964	1,301	128%
Total Customer DARTs (in thousands)	3,308	1,454	128%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.31	$3.30	(30%)
Cleared Avg. DART per Account (Annualized)	622	453	37%
Net Revenue per Avg. Account (Annualized)	$2,610	$3,069	(15%)

Consecutive Quarters	1Q2021	4Q2020	% Change
Total Accounts (in thousands)	1,325	1,073	23%
Customer Equity (in billions)[1]	$330.6	$288.6	15%

Cleared DARTs (in thousands)	2,964	1,871	58%
Total Customer DARTs (in thousands)	3,308	2,109	57%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.31	$2.46	(6%)
Cleared Avg. DART per Account (Annualized)	622	459	36%
Net Revenue per Avg. Account (Annualized)	$2,610	$2,151	21%

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months
	Ended March 31,
	2021	2020
	(in millions)
Average interest-earning assets
Segregated cash and securities	$46,726	$33,864
Customer margin loans	39,964	27,096
Securities borrowed	5,108	3,816
Other interest-earning assets	5,416	5,668
FDIC sweeps[1]	2,817	2,532
	$100,031	$72,976

Average interest-bearing liabilities
Customer credit balances	$77,887	$58,499
Securities loaned	11,117	4,529
Other interest-bearing liabilities	138	618
	$89,142	$63,646

Net interest income
Segregated cash and securities, net	$2	$106
Customer margin loans[2]	117	139
Securities borrowed and loaned, net	175	62
Customer credit balances, net[2]	9	(69)
Other net interest income1/3	9	26
Net interest income[3]	$312	$264

Net interest margin ("NIM")	1.26%	1.45%

Annualized yields
Segregated cash and securities	0.02%	1.26%
Customer margin loans	1.19%	2.06%
Customer credit balances	-0.05%	0.47%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income.  For the three months ended March 31, 2021 and 2020, $8 million and $4 million were reported in other fees and services, respectively. For the three months ended March 31, 2021 and 2020, -$1 million and $4 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2021	2020
	(in millions, except share and per share data)
Revenues:
Commissions	$412	$269
Other fees and services	56	38
Other income (loss)	120	(31)
Total non-interest income	588	276

Interest income	390	369
Interest expense	(85)	(113)
Total net interest income	305	256

Total net revenues	893	532

Non-interest expenses:
Execution, clearing and distribution fees	68	77
Employee compensation and benefits	97	80
Occupancy, depreciation and amortization	20	17
Communications	8	6
General and administrative	59	37
Customer bad debt	2	7
Total non-interest expenses	254	224

Income before income taxes	639	308
Income tax expense	53	18

Net income	586	290
Net income attributable to noncontrolling interests	479	244

Net income available for common stockholders	$107	$46

Earnings per share:
Basic	$1.18	$0.60
Diluted	$1.16	$0.60

Weighted average common shares outstanding:
Basic	90,789,321	76,751,168
Diluted	91,766,142	77,568,464

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2021	2020
	(in millions, except share and per share data)
Comprehensive income:
Net income available for common stockholders	$107	$46
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(17)	(7)
Income taxes related to items of other comprehensive income	-	-
Other comprehensive loss, net of tax	(17)	(7)
Comprehensive income available for common stockholders	$90	$39

Comprehensive earnings per share:
Basic	$0.99	$0.51
Diluted	$0.98	$0.51

Weighted average common shares outstanding:
Basic	90,789,321	76,751,168
Diluted	91,766,142	77,568,464

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$479	$244
Other comprehensive income - cumulative translation adjustment	(59)	(31)
Comprehensive income attributable to noncontrolling interests	$420	$213

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			March 31, 2021	December 31, 2020
			(in millions)
Assets
Cash and cash equivalents			$2,756	$4,292
Cash - segregated for regulatory purposes			21,204	15,903
Securities - segregated for regulatory purposes			25,069	27,821
Securities borrowed			5,708	4,956
Securities purchased under agreements to resell			1,692	792
Financial instruments owned, at fair value			640	630
Receivables from customers, net of allowance for credit losses			42,645	39,333
Receivables from brokers, dealers and clearing organizations			3,368	1,254
Other assets			811	698

Total assets			$103,893	$95,679

Liabilities and equity

Liabilities
Short-term borrowings			$341	$118
Securities loaned			11,867	9,838
Financial instruments sold but not yet purchased, at fair value			191	153
Other payables:
Customers			81,204	75,882
Brokers, dealers and clearing organizations			310	182
Other payables			543	503
			82,057	76,567

Total liabilities			94,456	86,676

Equity
Stockholders' equity			2,036	1,951
Noncontrolling interests			7,401	7,052
Total equity			9,437	9,003

Total liabilities and equity			$103,893	$95,679

	March 31, 2021		December 31, 2020
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	90,830,444	21.8%	90,780,444	21.8%
Noncontrolling interests (IBG Holdings LLC)	325,960,034	78.2%	325,960,034	78.2%

Total IBG LLC membership interests	416,790,478	100.0%	416,740,478	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months
	Ended March 31,
	2021	2020
	(in millions)
Adjusted net revenues[1]
Net revenues - GAAP	$893	$532

Non-GAAP adjustments
Currency diversification strategy, net	2	49
Mark-to-market on investments[2]	(99)	-
Total non-GAAP adjustments	(97)	49
Adjusted net revenues	$796	$581

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$639	$308

Non-GAAP adjustments
Currency diversification strategy, net	2	49
Mark-to-market on investments[2]	(99)	-
Total non-GAAP adjustments	(97)	49
Adjusted income before income taxes	$542	$357

Adjusted pre-tax profit margin	68%	61%

	Three Months
	Ended March 31,
	2021	2020
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$107	$46

Non-GAAP adjustments
Currency diversification strategy, net	0	9
Mark-to-market on investments[2]	(22)	-
Income tax effect of above adjustments[3]	4	(2)
Total non-GAAP adjustments	(17)	7
Adjusted net income available for common stockholders	$90	$54

Note: Amounts may not add due to rounding.

	Three Months
	Ended March 31,
	2021	2020
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.16	$0.60

Non-GAAP adjustments
Currency diversification strategy, net	0.00	0.12
Mark-to-market on investments[2]	(0.24)	0.00
Income tax effect of above adjustments[3]	0.05	(0.02)
Total non-GAAP adjustments	(0.19)	0.09
Adjusted diluted EPS	$0.98	$0.69

Diluted weighted average common shares outstanding	91,766,142	77,568,464

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our GLOBAL currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our GLOBAL currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our GLOBAL currency diversification strategy and the mark-to-market gains (losses) on investments.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our GLOBAL currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and equity securities taken over by the Company from customers related to losses on margin loans.
3 The income tax effect is estimated using the corporate income tax rates applicable to the Company.